Exhibit 10.18

Execution Version

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: $1,000,000	Dated as of April 27, 2023

PRIVETERRA Acquisition Corp., a Delaware corporation (the “Maker”), promises to pay to the order of Priveterra Sponsor, LLC or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of One Million Dollars ($1,000,000) or such lesser amount as shall have been advanced by Payee to Maker and shall remain unpaid under this Note on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.Principal. The entire unpaid principal balance of this Note plus any interest payable thereon pursuant to Section 3 shall be payable on the date on which Maker consummates an initial business combination with AEON Biopharma, Inc., a Delaware corporation (“AEON”, such transaction, the “AEON Business Combination” and such date, the “Maturity Date”). In the event that the AEON Business Combination is not consummated or is otherwise terminated, the full amount of the Principal Amount of this Note shall be payable by Maker to Payee within fifteen (15) days of such failure to consummate or termination; provided, that in no event shall Maker make any payment of the Principal Amount other than from cash of Maker held outside the trust account established in connection with the Maker’s initial public offering and to the extent the working capital of Maker held outside such trust account is insufficient for payment of the outstanding Principal Amount, Maker shall have no further liability for any excess amount of unpaid principal balance under this Note to Payee. The principal balance may be prepaid at any time without penalty. Under no circumstances shall any individual, including but not limited to any officer, director, employee or interest holder of Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2.Use of Proceeds. Maker and Payee agree that Maker may use the Principal Amount solely to fund a working capital loan by AEON to Maker, for purposes of funding the working capital of Maker.

3.Interest. No interest shall accrue on the unpaid principal balance of this Note.

4.Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5.Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)	Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days after the Maturity Date.
(b)

Voluntary Bankruptcy, Dissolution, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or commencement of Maker’s liquidation or dissolution proceedings or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)

Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6.Remedies.

(a)

Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)

Upon the occurrence of an Event of Default specified in Sections 5(b) or 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7.Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8.Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9.Most Favored Nation. Maker is entering into this Note in connection with its efforts to seek financing for the purpose of providing working capital to Maker in connection with the consummation of the AEON Business Combination (the “Working Capital Financing”). Maker agrees that in the event that any other third party persons participate in the Financing on more favorable terms than those afforded to Payee under this Note, other than terms particular to the regulatory requirements of such other investor or its affiliates or related funds that are mutual funds, then Maker shall immediately inform the Payee of the more favorable terms and the Payee shall have the right to elect to receive such more favorable terms, in which case, if the Payee so elects, the parties hereto shall promptly amend this Note to reflect the more favorable terms.

10.Confidentiality. Each of Maker and Payee shall keep confidential and will not disclose or divulge the contents of this Note and the transactions contemplated hereby, other than (a) to Maker or Payee, or any of its or their respective legal advisors, or (b) as required by law, regulation, rule, court order or subpoena, provided that such disclosing party shall promptly notify the other party of such disclosure and will take reasonable steps to minimize the extent of any such required disclosure.

11.Notices. All notices, statements or other documents that are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

12.Governing Law. Maker and Payee agree that this Note, and all actions or proceedings arising therefrom or relating thereto, shall be construed and enforced in accordance with the laws of the State of New York, and shall be tried and litigated in state or federal courts located in the Borough or Manhattan, New York City, State of New York.

13.Severability. Any provision contained in this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account to be established in which the proceeds of the IPO conducted by the Maker are to be deposited (including, if any, the deferred underwriters’ discounts and commissions, and any proceeds from the sale of warrants issued in a private placement deposited in the trust account), as described in greater detail in the registration statement and prospectus to be filed with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

15.Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

16.Effectiveness. This Note shall become effective only upon the execution and delivery of the First Amendment to the Business Combination Agreement (“First Amendment to BCA”), by and among AEON Biopharma, Inc., Maker and Priveterra Merger Sub, Inc. In the event that the First Amendment to BCA is not executed, this Note shall be deemed null and void, and be of no further force and effect. Payee shall pay Maker, as consideration for this Note, up to One Million Dollars ($1,000,000.00), by check or wire transfer of immediately available funds or as otherwise determined by the Maker, to Maker’s account if and when requested by Maker.

17.Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions will be excluded from this Note and the balance of the Note will be interpreted as if such provisions were so excluded and this Note will be enforceable in accordance with its terms.

18.Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

19.Expenses. Each party will pay all costs and expenses that it incurs with respect to the preparation, execution and performance of this Note, including all fees and expenses of agents representatives, financial advisors, legal counsel and accountants.

20.Counterparts. This Note may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21.Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Note and any agreements executed in connection herewith.

[Signature page follows]

IN WITNESS WHEREOF, Payee, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

PAYEE

Priveterra Sponsor, LLC

By:	/s/ Oleg Grodnensky
Name: Oleg Grodnensky
Title: Manager

[Signature Page to Promissory Note]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

PRIVETERRA ACQUISITION CORP.

By:	/s/ Oleg Grodnensky
Name: Oleg Grodnensky
Title: Chief Financial Officer

[Signature Page to Promissory Note]